UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________

FORM 8-K
___________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) /
OF THE SECURITIES EXCHANGE ACT OF 1934

October 20, 2009
Date of report (Date of earliest event reported)

VEMICS, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada	95-4696799
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

000-52765
(Commission File Number)

523 Avalon Gardens Drive, Nanuet, New York 10954
(Address of principal executive offices) (Zip Code)

(845) 371-7380
(Registrant’s Telephone Number, Including Area Code)

      Check the appropriate box below if the Form 8-K filing is intended to satisfy simultaneously the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01. Entry into a Material Definitive Agreement

On October 20, 2009, Vemics, Inc., a Nevada corporation ( “Vemics”), entered into a Master Teaming Agreement (the “Agreement”) with AxSys Health Corporation, (AxSys), a United States subsidiary of AxSys  Technologies, Ltd. based in Scotland, United Kingdom, whereby Vemics  shall have limited exclusive rights to market Excelicare, the AxSys full-featured application for collaborative care of patients which includes electronic patient record forms, telemedicine technologies, problem lists, progress notes, laboratory results, media items such as images (supports DICOM3 standard), audio and video, data capture forms, summary documents, letters, charts and an electronic patient record platform.

Under the terms of the Agreement, AxSys developers will integrate their technologies for use within the iMedicor Portal, and Vemics will market the integrated solution to its members and members of certain of its partners.  The initial term of the Agreement is 2 years.

Items 9.01.  Financial Statements and Exhibits

Item 10.1*	Master Teaming Agreement between AxSys Health Corporation and Vemics, Inc. d/b/a iMedicor

*  This documents has been omitted based on a request for confidential  treatment submitted to the SEC. The document has been separately filed with the SEC. The redacted information is confidential information of the registrant and AxSys Health Corporation.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vemics, Inc.

Date: October 26, 2009	By:	/s/ Fred Zolla
Fred Zolla
Chief Executive Officer